Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Annual Report on Form 10-K of Cintas Corporation of our report dated July 8, 1996, included in the 1996 Annual Report to Shareholders of Cintas Corporation.

     Our audits also included the financial statement schedule of Cintas Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statement Number 33- 56623 on Form S-8 pertaining to the Partners' Plan, the Registration Statement Number 33- 23228 on Form S-8 pertaining to the Incentive Stock Option Plan and Registration Statement Number 33-71124 on Form S-8 pertaining to the 1990 Directors Plan and 1992 Stock Option Plan, of our report dated July 8, 1996, with respect to the financial statements and schedule of Cintas Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended May 31, 1996.



                                                            Ernst & Young LLP

Cincinnati, Ohio
August 20, 1996